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                                                                   EXHIBIT 10.11

              AGREEMENT FOR SERVICE - CONSUMER REPORTING AGENCIES


     THIS AGREEMENT, made this 8th day of October, 1998, by and between EQUIFAX CREDIT INFORMATION SERVICES, INC., a Georgia corporation with its principal place of business at 1600 Peachtree Street, N.W., Atlanta, Georgia, 30309 ("EQUIFAX"), and FACTUAL DATA CORPORATION, a Colorado corporation with its principal place of business at 5200 Hahns Peak Drive, Loveland, CO 80538 (a consumer reporting agency, or "CRA").

     WHEREAS, CRA certifies that it is a credit bureau or consumer reporting agency; and that it provides an on-line computer-assisted or other information reporting service which allows its Subscribers to access and receive certain information services; and

     WHEREAS, EQUIFAX publishes and distributes individual consumer credit report information known as "EQUIFAX Credit Information"; and

     WHEREAS, CRA desires to, and EQUIFAX agrees to allow CRA to, make EQUIFAX Credit Information available to certain of CRA's Subscribers;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

1.   PROVISION OF EQUIFAX CREDIT INFORMATION.

     1.1 CRA certifies that consumer reports, as defined by the federal Fair Credit Reporting Act, 1681 U.S.C. et seq. ("FCRA"), will be ordered only when intended to be used as a factor in establishing a consumer's eligibility for new or continued credit, collection of an account, insurance, licensing, employment purposes, or otherwise in connection with a legitimate business transaction involving the consumer, and such reports will be used for no other purpose, including resale to the subject consumer or to another reseller or broker of consumer reports. Each request for a report which is intended to be used for employment purposes will be specifically identified to EQUIFAX at the time of the request. CRA certifies that reports on its employees will be requested only by its designated representative. CRA's employees will be forbidden to attempt to obtain reports on themselves or associates, or on any other person except in the exercise of their official duties. CRA further certifies that its policies and procedures are designed to comply with Section 1681(e) of the FCRA and other applicable state or federal laws.

               Subject to the terms and conditions of this Agreement, on a nonexclusive basis, EQUIFAX authorizes CRA to access and make EQUIFAX Credit Information, as available, available for use by only those of CRA's Subscribers that are "qualified" to receive EQUIFAX Credit Information.

               A "Qualified Subscriber" of CRA is a Subscriber of CRA that:

          (A) CRA has verified and confirmed through an on-site visual inspection of Subscriber's premises that the Subscriber:

               (i)   is a valid business, and
               (ii)  has a true business identity, and
               (iii) will use EQUIFAX Credit Information only for the
                     permissible purpose set out in the FCRA for which EQUIFAX Credit Information will be provided, and
               (iv) has placed any direct access terminal(s) or other equipment or hardware that will be used to receive EQUIFAX Credit Information in a secure location, and

          (B) Certifies that it will use EQUIFAX Credit Information for one or more of the following purposes permitted under the FCRA:

               (i) in connection with a credit transaction involving the consumer on whom the information is to be furnished and involving the extension of credit to, or review or collection of an account of, the consumer; or
               (ii)  for employment purposes, or
               (iii) in connection with the underwriting of insurance involving the consumer, or
               (iv) for determination of the consumer's eligibility for a license or other benefit granted by a governmental instrumentality required by law to consider an applicants financial responsibility or status, or
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               (v)   otherwise has a legitimate business need for the
                     information in connection with a business transaction involving the consumer, and

          (C) Has signed an Agreement for Service with CRA containing substantially the terms and conditions set out in Exhibit 1, attached to this Agreement (any changes to the Subscriber Agreement for Service proposed by a prospective or current Subscriber of CRA must be approved by EQUIFAX in writing prior to CRA beginning to serve Subscriber), and

          (D) Has read and understands its obligations under the FCRA and the penalties for requesting consumer report information, such as EQUIFAX Credit Information, under false pretenses and signed a certification to this effect with CRA, and

          (E) Is not a private detective, private detective agency, private investigative company, bail bondsman, attorney, law firm, credit counseling firm, financial counseling firm, credit repair clinic, or a person or entity that is not an end-user or decision-maker, unless approved in writing by EQUIFAX.

               Nevertheless, EQUIFAX may in its sole discretion deny access to EQUIFAX Credit Information by certain Subscribers, even though otherwise "qualified." CRA releases EQUIFAX from any and all claims, demands, actions, causes of action, suits, costs, damages, expenses, compensation, penalties, liabilities and obligations of any kind or nature whatsoever arising out of or relating to such denial. Further, CRA covenants not to sue or maintain any claim, cause of action, demand, cross-action, counterclaim, third-party action or other form of pleading against EQUIFAX arising out of or relating to such denial.

     1.2 CRA understands that EQUIFAX Credit Information will only be available to Qualified Subscribers for the FCRA permissible purposes listed in
          Section 1.1(B).

     1.3 CRA will establish strict procedures so that CRA's employees or agents do not access EQUIFAX Credit Information except on behalf of a Qualified Subscriber of CRA. CRA will monitor its Qualified Subscribers on an ongoing basis to confirm and assure that the Qualified Subscriber's business situation has not changed, that the Qualified Subscriber is using EQUIFAX Credit Information only for the FCRA permissible purposes allowed under this Agreement, and that the Qualified Subscriber, in all other respects, continues to meet the "qualification" requirements. CRA will immediately cease providing EQUIFAX Credit Information to any Subscriber that is no longer "qualified."

               CRA understands that EQUIFAX may periodically audit Qualified Subscribers regarding their compliance with the FCRA. Audits will be conducted by mail whenever possible and will require Subscriber to provide documentation as to permissible uses of particular consumer reports. CRA will cooperate fully and promptly in the conduct of such audits.

     1.4 CRA will, in relaying any and all EQUIFAX Credit Information to its Qualified Subscribers, faithfully transmit the EQUIFAX Credit Information in its entirety, including, but not limited to, transmitting the date the information was last checked or revised by EQUIFAX and the full name and mailing address of the EQUIFAX office providing the EQUIFAX Credit Information. CRA will not maintain, copy capture, re-use or otherwise retain in any manner any EQUIFAX Credit Information provided to Qualified Subscribers; except (1) for purposes of disclosing the information to the subject consumer who has been denied a benefit, or (2) under separate contract with Equifax. Also, CRA may capture and retain the name and address of the subjects of the information and the date and time of inquiries solely for the purpose of (a) audit trail; (b) calculation of the amount of usage of EQUIFAX Credit Information and provision of specifics relating to such usage to Qualified Subscribers; and (c) billing. EQUIFAX Credit Information may be merged with information from any other credit reporting source only to provide a merged report for (a) mortgage purposes, (b) consumer disclosure as described above, or (c) tenant screening.

               If the disclosure of any information or reports by CRA or by its Subscribers leads to any claims or litigation, CRA will indemnify EQUIFAX, its agents, employees, and independent contractors, for any liability, damages or expenses resulting therefrom.

     1.5 CRA will establish strict procedures so that CRA's employees and agents refer to EQUIFAX all requests for disclosure from the subject of EQUIFAX Credit Information, except that CRA may disclose to subject consumers, pursuant to the FCRA, who have been denied a benefit based on information contained in the consumer report. In those disclosures to consumers, CRA may disclose only the information disclosed to its Subscribers. CRA may not access EQUIFAX Credit Information for purposes of disclosure to consumers who wish disclosure for "curiosity" reasons only, and may not handle consumer disputes of EQUIFAX Credit Information as described in Section 1681(i) of the FCRA. Consumer requests for disclosure based on curiosity, and all consumer disputes, will be referred to EQUIFAX for handling. Consumer disclosure products which incorporate EQUIFAX Credit Information may be sold only under the terms of a separate agreement with EQUIFAX.

     1.6 In accessing EQUIFAX Credit Information via personal computer or direct access terminals (in either case, a "DAT"), CRA will: (i) restrict access to each DAT to those employees trained by Equifax personnel on a DAT, (ii) inform all trained DAT operators and other employees of CRA's FCRA and other obligations with respect to the access and use of consumer reports, (iii) ensure that
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          neither trained operators nor other employees will obtain credit reports for personal reasons or provide them to any third party, and
          (iv) take all necessary measures to prevent unauthorized use of the terminals by any persons other than the trained operators for permissible purposes, including (a) limiting knowledge of the CRA number(s) Equifax assigns, any telephone access number(s) Equifax provides, and any DAT user passwords CRA uses to trained DAT operators, and those employees with a need to know, (b) changing the user passwords on the DAT at least every 90 days, or when an employee trained to operate the DAT is no longer responsible for accessing credit reports, or when CRA suspects an unauthorized person has learned the password, and (c) using all security features in the software and hardware CRA uses to access Equifax's system. CRA will immediately notify Equifax if CRA suspects or knows of unauthorized access to Equifax's system. CRA will inform trained DAT users and other employees with a need to know that unauthorized access to consumer reports may subject them to civil and criminal liability under the FCRA punishable by fines and imprisonment. Equifax makes no warranties whatsoever in connection with the performance of the DAT, and Equifax will not be responsible for transmission distortion, interruptions or failures of the DAT or any Information Service.

               CRA will ensure a secure means of delivery of EQUIFAX Credit Information and will not deliver it via any publicly accessible network (for example, on the Internet) without EQUIFAX's express written permission.

     1.7 CRA will pay EQUIFAX promptly for all EQUIFAX Credit Information requested by CRA on behalf of Qualified Subscribers, or otherwise, according to the rate scheduled of cash prices now or subsequently established by EQUIFAX, and will pay any applicable taxes and charges for any special telephone services or other services rendered by EQUIFAX.

     1.8 CRA understands that EQUIFAX is under no obligation, and may refuse, to accept information from Subscribers, regarding Subscribers accounts, for inclusion in EQUIFAX Credit Information.

2.   PROMOTION AND TRAINING.

     EQUIFAX will have the opportunity to review and approve CRA-created advertising, marketing and promotional material that describes EQUIFAX Credit Information in detail or which refers to the nature or capabilities of EQUIFAX or EQUIFAX Credit Information, or otherwise mentions or refers to EQUIFAX by name.

     CRA is responsible for training Qualified Subscribers in the use of EQUIFAX Credit Information and for developing and distributing training materials as it reasonably believes are necessary or useful to enable Qualified Subscribers to use EQUIFAX Credit Information. EQUIFAX will have the opportunity to review and the right to approve material regarding EQUIFAX Credit Information that CRA proposes to provide to Qualified Subscribers.

3.   RELEASE AND COVENANT WITH RESPECT TO ACCURACY OF EQUIFAX CREDIT
     INFORMATION.

     CRA recognizes that the accuracy of any information furnished is not guaranteed by EQUIFAX, and CRA releases EQUIFAX and EQUIFAX's agents, employees, affiliated credit reporting agencies and independent contractors from liability for any negligence in connection with the preparation of EQUIFAX Credit Information and from any loss or expense suffered by CRA or CRA's Subscribers or users resulting directly or indirectly from EQUIFAX Credit Information. CRA, and on behalf of its Subscribers, covenants not to sue or maintain any claim, cause of action, demand, cross-action, counterclaim, third-party action or other form of pleading against EQUIFAX, EQUIFAX's agents, employees, affiliated credit reporting agencies, and independent contractors arising out of or relating in any way to the accuracy or inaccuracy, validity or nonvalidity, or any of the EQUIFAX Credit Information.

4.   DISCLAIMER OF WARRANTIES.

     OTHER THAN THOSE EXPRESSED IN THIS AGREEMENT, EQUIFAX MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTEES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, RESPECTING ACROPAC OR ANY OTHER MACHINERY, EQUIPMENT, MATERIALS, PROGRAMMING AIDS OR OTHER ITEMS UTILIZED BY CRA IN CONNECTION WITH OR RELATED TO, OR RESPECTING THE ACCURACY OF, ANY EQUIFAX CREDIT INFORMATION FURNISHED BY EQUIFAX TO CRA OR TO ANY SUBSCRIBERS OF CRA.

5.   INDEMNIFICATION BY CRA.

     If the disclosure of any information or reports by CRA or by its Subscribers leads to any claims or litigation, CRA will indemnify Equifax, its agents, employees, affiliated credit reporting agencies and independent contractors for any liability, damage or expense resulting from that disclosure.
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6.   CONFIDENTIALITY.

     CRA acknowledges that EQUIFAX is owner of an automated credit reporting system (ACROPAC System ) and of all interests, programs, codes, software documentation or other appurtenances related to it and derived from it. CRA further acknowledges that the ACROPAC System and any codes, procedures or ACROPAC System documentation are confidential and proprietary to EQUIFAX. During the term of this Agreement and thereafter, CRA will maintain, and CRA will cause its directors, officers, employees and agents to maintain, in strict confidence and not to disclose to any other person or entity any information, including EQUIFAX Credit Information, materials and know-how as may be provided to CRA by EQUIFAX during the term of this Agreement and to take any actions necessary to protect against disclosure thereof. CRA will make no use of any information, including EQUIFAX Credit Information, materials and know-how whatsoever except solely for the purpose of this Agreement, in accordance with the terms and during the existence of this Agreement. Upon the termination of this Agreement, CRA will return to EQUIFAX all copies and partial copies of manuals, materials and documents pertaining to EQUIFAX or the ACROPAC System obtained from EQUIFAX during the term of this Agreement.

7.   RELATIONSHIP OF PARTIES.

     Each party to this Agreement is an independent contractor, and nothing contained in this Agreement may be construed as creating a joint venture, partnership, licensor-licensee, principal-agent or mutual agency relationship between or among the parties. No party, by virtue of this Agreement, has any right or power to create any obligation, express or implied, on behalf of any other party. No party, or employee of any party, will be deemed to be an employee of another party by virtue of this Agreement.

8.   NO THIRD-PARTY BENEFITS.

     EQUIFAX and CRA acknowledge and intend that this Agreement was entered into solely for the respective benefit of each of them and their respective successors and assigns, and nothing in this Agreement will be construed as giving any person, firm, corporation or other entity (including any Subscriber of CRA), other than the parties to this Agreement and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any of its provisions.

9.   ASSIGNMENT.

     Due to the special and unique purposes of this Agreement, neither this Agreement nor any rights or obligations in it are assignable by CRA without the prior written consent of EQUIFAX. Consent will not be unreasonably withheld (taking into account the nature of the services provided under this Agreement, the economic or other interests of EQUIFAX, competitive effects, any circumstances which may affect the performance of this Agreement, the protection of sensitive or proprietary commercial information, the operations and integrity of the ACROPAC System, the protection of data therein and the interests of other entities utilizing the System). Any dissolution, merger, consolidation or other reorganization of CRA, the sale or other transfer of all or substantially all of the assets or properties of CRA, or the sale or other transfer of a controlling interest in CRA, constitutes an assignment of this Agreement for all purposes of this Paragraph 9.

10.  FORCE MAJEURE.

     Notwithstanding any provision to the contrary, no party to this Agreement will be liable to the other party for any delay or interruption in performance of any obligation resulting from governmental emergency orders, judicial or governmental action, emergency regulations, sabotage, riots, vandalism, labor strikes, or disputes, acts of God, fires, electrical failure, major computer hardware or software failures, equipment delivery delays, acts of third parties, or any other cause, if the delay or interruption in performance is beyond its reasonable control.

11.  NOTICES.

     All notices, requests, demands, and other communications must be in writing except as expressly stated in this Agreement, and will be deemed to have been given when received upon delivery by hand or by certified mail, addressed as follows:

          (a)  If to CRA:

               _____________________________________________

               _____________________________________________

               _____________________________________________

               _____________________________________________
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          (b)  If to EQUIFAX:

               Equifax Credit Information Services, Inc.
               1600 Peachtree Street
               Post Office Box 4091
               Atlanta, Georgia 30302
               Attention: Contract Administrator

     The parties may, by notice given under this section, designate additional or different addresses to which notices must be sent.

12.  SEVERABILITY.

     In the event any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, that holding will not invalidate or render unenforceable any other provision of this Agreement.

13.  EXHIBITS.

     All Exhibits attached are a part of this Agreement and are expressly incorporated into it, and all blanks in the Exhibits, if any, will be completed as required in order to consummate the transactions contemplated and in accordance with this Agreement.

14.  INJUNCTIVE RELIEF.

     CRA acknowledges that its failure to comply with Paragraph 6 of this Agreement will give rise to irreparable injury to EQUIFAX which cannot be adequately compensated in damages and that EQUIFAX may seek and obtain equitable, injunctive relief to prevent or restrain non-compliance with Paragraph 6, together with any other remedies which may be available to EQUIFAX.

15.  USE OF EQUIFAX SERVICES.

     EQUIFAX does not convey or transfer, nor does CRA obtain any right or interest in, any of the programs, systems, data, material, or credit information utilized or provided by EQUIFAX in the performance of this Agreement.

16.  HEADINGS.

     The section and other headings in this Agreement are solely a matter of convenience for reference and are not a part of this Agreement.

17.  GOVERNING LAW.

     This Agreement will be governed by and construed in accordance with the laws of the State of Georgia.

18.  WAIVER OF RIGHTS.

     Failure of any party to enforce any of its respective rights or remedies hereunder with respect to any specific act or failure to act of any party will not constitute a waiver of the rights of that party to enforce those rights and remedies with respect to any other or subsequent act or failure to act.

19.  ENTIRE AGREEMENT.

     This Agreement, including the Exhibit hereto, constitutes the entire Agreement between the parties and supersedes and cancels any and all prior agreement between the parties relating to the subject matter. No changes in this Agreement may be made except in writing signed by both parties.

20.  TERM AND TERMINATION.

     This Agreement remains in force and effect until written notice of cancellation is given by either party at least ten days prior to the cancellation date. However, if CRA is delinquent in the payment of charges or is guilty of violating the term of this Agreement, EQUIFAX may, at its election, discontinue providing services to CRA and cancel this Agreement immediately by written notice to CRA. In the
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     event of termination of this Agreement for any reason, the provisions of the foregoing paragraphs will remain in full force and effect as to all EQUIFAX Credit Information which CRA has requested or received from EQUIFAX prior to the cancellation date.

     IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first above written.


EQUIFAX CREDIT INFORMATION SERVICES, INC.


By: /s/ William J. Calpin
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Title: Vice President
       ---------------------------------

CRA NAME: FACTUAL DATA CORP.
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By: /s/ J.H. Donnan
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